FEDERAL SCREW WORKS

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders:

      Notice is Hereby Given, that the Annual Meeting of Shareholders of FEDERAL SCREW WORKS, a Michigan corporation, will be held at the offices of the Company, 535 Griswold, Ste. 2400, Detroit, Michigan 48226, on THURSDAY, OCTOBER 28, 1999 at 10:00 a.m. (Detroit time), for the following purposes:

      1. To elect two directors for a term of three years and until their successors shall be duly elected and qualified.

      2. To transact such other business as may properly come before the meeting or any adjournment thereof.

      Shareholders of record at the close of business September 1, 1999 are entitled to notice of and to vote with respect to this solicitation.

                                        By Order of the Board of Directors,

                                           FEDERAL SCREW WORKS

                                           W. T. ZurSchmiede, Jr., Secretary

                                           Principal executive office:
                                           535 Griswold, Ste. 2400
                                           Detroit, Michigan 48226-3602

Detroit, Michigan
September 27, 1999


                   PLEASE FILL IN, SIGN AND MAIL PROMPTLY THE
                     ACCOMPANYING PROXY, WHETHER OR NOT YOU
                          PLAN TO ATTEND THE MEETING.




                                PROXY STATEMENT
                                      For
                         ANNUAL MEETING OF SHAREHOLDERS

      This statement is furnished in connection with the solicitation of Proxies being made by the Board of Directors of Federal Screw Works (hereinafter designated the "Company"), to be used at the Annual Meeting of Shareholders of the Company to be held on THURSDAY, OCTOBER 28, 1999 and at any adjournment or adjournments of the meeting, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The meeting will be held at the principal executive offices of the Company, 535 Griswold, Ste. 2400, Detroit, Michigan 48226.

      The Company has only one class of securities, consisting at the close of business on September 1, 1999 of 1,075,912 issued and outstanding shares of common stock of the par value of $1.00 per share. Each of the 1,075,912 shares is entitled to one vote at the Shareholders' meeting. Although the common stock transfer books will not be closed, only Shareholders of record as of the close of business on September 1, 1999 are entitled to receive notice of and to vote with respect to this solicitation. The approximate date on which the proxy statement and form of proxy are to be first sent or given to security holders is September 27, 1999.

      Execution and return of a Proxy will not in any way affect a Shareholder's right to attend the meeting and to vote in person, and a Shareholder giving a Proxy has the power to revoke it at any time before it is exercised. Properly executed Proxies in the accompanying form, received in due time, and not previously revoked, will be voted at the meeting, or any adjournment of the meeting, as specified in the meeting.

Election of Directors

      The Company's Articles of Incorporation and Bylaws provide that the number of Directors, as determined from time to time by the Board of Directors, may be increased or decreased, but may not be less than three. The Board of Directors has fixed the number of Directors at six. The Board of Directors is divided into three classes, with each class consisting of two Directors. At the 1999 Annual Meeting two Directors will be elected for a three-year term, and in each case until their successors are elected and qualified. The nominees are two present Directors of the Company whose terms expire at the meeting. Other Directors whose terms have not expired will continue in office in accordance with their previous elections. The favorable vote of at least two-thirds (2/3) of the issued and outstanding shares of common stock will be required to elect Directors. An abstention by a Shareholder or a Broker non-vote has the effect of a negative vote. Votes cast are counted by two Inspectors of Election, one of which is the State Street Bank & Trust Co., the Company's Stock Transfer Agent. Management has nominated for election the persons named in the following table, which sets forth certain information about each of the nominees and each Director whose term will continue after the Annual Meeting. The persons named in the enclosed form of Proxy will vote such Proxy for the election of the nominees described in the following table. Although management does not contemplate that any of the nominees will be unable to serve, in the event that any nominee is unable to serve as Director at the date of the Annual Meeting, the Proxy will be voted for any other nominee who may be designated by the present Board of Directors, or the Board of Directors may appropriately reduce the number of Directors

                                      1


to be elected and to comprise the Board. The names of such nominees, and of the Directors who will continue as such for their respective terms, their principal occupations and the year in which each first became a member of the Board of Directors of the Company are as follows:

  Name and Principal                                     Term     Director
      Occupation                                        Expires    Since
  ------------------                                    -------   --------
Nominees standing for election to term expiring in 2002:

Dr. Thomas W. Butler, Jr.+
    President, Thomas W. Butler & Associates, Inc.,
    business consultants. Vice President, The Genlyte
    Group, 1985 to 1987, manufacturer of lighting
    systems. Dean, School of Engineering and Computer
    Science, Oakland University, Rochester, Michigan,
    1984 to 1985. Vice President, Engineering and
    Research, AMF Inc., manufacturers of leisure and
    industrial products, 1974 to 1984. Age 76. ......     1999      1978
Robert F. ZurSchmiede*
    Vice President--Traverse City Division in 1999
    and Romulus Divisions of the Company since 1986.
    Vice President and General Manager of the Romulus
    Division, 1984 to 1986; Assistant General Manager
    of the Romulus Division, 1983 to 1984; Assistant
    Manufacturing Manager, Romulus Division, 1982 to
    1983, all of the Company. Sales Representative
    for the Company, 1981 to 1982. Age 46. ..........     1999      1984

Directors continuing in office for their respective terms:

Hugh G. Harness*
    Business Consultant. President of the Company,
    1985 through Jan. 1994. Executive Vice President,
    1982 to 1985; Senior Vice President--Corporate
    Development, 1976 to 1982; Vice
    President--Corporate Development, 1975 to 1976,
    all of the Company. Member of Harness, Dickey and
    Pierce law firm, Patent Counsel to the Company,
    1954 to 1975. Age 68. ...........................     2000      1965
F. D. Tennent+
    Business Consultant. Senior Vice President--
    Finance & Secretary of the Company, 1976 to 1986.
    Treasurer, 1983 to 1986; Vice President--Finance
    & Secretary-Treasurer of the Company, 1969 to
    1976. Age 73 ....................................     2001      1978
Thomas ZurSchmiede*
    President of the Company since Feb. 1994. Vice
    President--Big Rapids Division, 1988-1994; Vice
    President--Corporate Development, 1984-1988;
    Director of Corporate Development, 1983 to 1984,
    all of the Company. General Manager, Votrax
    Division of the Company, 1983. Age 48. ..........     2000      1984
W. T. ZurSchmiede, Jr.*
    Chairman of the Board & Chief Executive Officer
    of the Company since 1978; Chief Financial
    Officer, Secretary and Treasurer, since 1988.
    President and Chief Executive Officer of the
    Company, 1970 to 1978. Age 73 ...................     2001      1959

* Member of Executive Committee of the Company's Board of Directors.

+ Member of Audit Committee of the Company's Board of Directors.

                                      2


Director's Remuneration and Committees of the Board

      Directors who are also employees of the Company receive no compensation in addition to their salaries and benefits received as employees. Directors who are not employees of the Company are paid a retainer fee of $6,000 quarterly for all services as a Director. In addition, the Chairman of the Audit Committee receives an additional $1,000 quarterly and the Chairman of the Salary Compensation Committee receives an additional $1,000 quarterly. The Company has entered into an agreement with each Director under which the Company confirms to the Director the indemnification provided for directors under the Michigan Business Corporation Act. These agreements also require the Company to secure its indemnification obligations by bank letters of credit, trusts or other arrangements.

      To attract, retain and motivate service on the Company's Board of Directors, the Company has a retirement plan for Directors who are not also employees of the Company. A Director who has served at least five years on the Board of Directors is entitled to a retirement benefit beginning as of the first day of the fiscal quarter following the date of termination of his or her directorship. The benefit will be paid quarterly for a period of time equal to the years of Board service of the Director, but not to exceed fifteen years (ten years if the recipient is not the Director or his spouse). Each payment will be in the amount of the quarterly base retainer fee being paid to the Director at the time of his or her termination as a Director or $4,500, whichever is greater. Directors who are former employees of the Company but who have at least one year of service on the Board as a non-employee of the Company will be entitled to the same benefits as if all of their Board service had been as a non-employee. The plan is funded pursuant to the terms of a so-called Rabbi trust created September 13, 1995. The trust is irrevocable, but in the event all benefits payable under the plan have been paid, all amounts remaining in the trust would be returned to the Company. In the event of the insolvency (as defined in the trust agreement) of the Company, all amounts held in trust would be subject to the claims of the Company's creditors.

      During the fiscal year ended June 30, 1999, the Board of Directors held six meetings. The Company has standing Audit, Salary Compensation, Finance and Restricted Stock Bonus Committees, but does not have a standing Nominating Committee or any Committee performing similar functions.

      The Audit Committee, comprising Messrs. Tennent (Chairman) and Butler (Vice Chairman), held two meetings during the year. Generally, the Audit Committee recommends to the full Board the engagement or discharge of the independent public accountants to be appointed for the Company; reviews the proposed scope of the annual audit and the findings of the independent public accountants upon completion of the annual audit; reviews the independence of the public accountants and considers the range of their audit and non-audit fees; reviews with the independent public accountants and with appropriate corporate personnel the adequacy of internal procedures, and controls and monitors the Company's published policies on management integrity.

      The Finance Committee, comprising Messrs. ZurSchmiede, Jr. (Chairman), Thomas ZurSchmiede, Harness and Tennent, held two meetings during the year. The Finance Committee studies and makes recommendations to the Board concerning fundamental financial policies of the Company with particular attention to the incurrence of material corporate debt and material capital expenditures.

      The Salary Compensation Committee comprising Messrs. Tennent (Chairman), Butler (Vice Chairman), and ZurSchmiede, Jr., held three meetings during the year. The Committee recommends the salaries of all elected officers, including bonuses, and is responsible for the continuing study of executive compensation, so that the Company may remain competitive in that regard.

      The Restricted Stock Bonus Committee, comprising Board members who are not employees of the Company and who are not eligible for any stock award pursuant to the Company's Restricted Stock Bonus Plan (Messrs. Tennent, Chairman and Butler) administers the Company's Restricted Stock Bonus Plan. The Committee recommends the persons who are to receive such awards, the form and amount of awards to be made to each person and the conditions under which awards are restricted. The Restricted Stock Bonus Committee did not meet during the year.

                                      3


                         Compensation Committee Report

      The Salary Compensation Committee of the Board of Directors ("the Committee") is composed of three senior members of the Board. The primary responsibility of the Committee is to monitor the Company's compensation policies and programs. The Committee recommends to the full Board the salaries of all elected officers, the allocation of any cash bonus fund among elected officers and the criteria applicable to the accrual of the cash bonus fund. The Committee is responsible for the continuing study of executive compensation generally, so that the Company may remain competitive in that regard, and in doing so engages and consults outside compensation specialists. The two non-officer members of the Committee also comprise the Restricted Stock Bonus Committee which recommends persons to receive restricted stock awards, the form and amount of awards to be made, and the conditions under which awards are restricted.

Executive Compensation Policy

      The base salaries of the executive officers of the Company are based on the Company's performance and each executive's contribution to the operational success of the Company as a whole, particularly in view of the very demanding conditions in the automotive industry. Based on the Company's operating results, and following an ongoing study of executive salaries in general, and the Company's executive salaries in particular, as they relate to the Company's overall performance and the performance of the Company's stock, the Salary Compensation Committee recommended a five percent increase in base salary to each executive named in the Summary Compensation Table on page 6 of this proxy statement, which increase was subsequently implemented by the Board of Directors effective February 1, 1999. The Compensation Committee will continue its evaluation of each executive's performance under the Company's highly competitive circumstances, as well as the Company's performance, including improving production efficiencies with an emphasis on quality and parts requiring high technology. While the Compensation Committee takes into consideration the factors mentioned above, the Committee does rely to a large degree upon subjective (rather than objective) standards and evaluations to determine executive compensation.

      During fiscal 1998 the Compensation Committee and the Board of Directors made exhaustive and detailed studies, with its actuaries and consultants, of the possibility of installing a Supplemental Executive Retirement Plan (SERP) to replace cash payments made to those employees who are not able to participate fully, due to certain Internal Revenue Service regulations, in the Company's long standing Salaried Employees Pension Plan, a defined benefit program. The studies resulted in the Salary Compensation Committee recommending to the Board of Directors, and the Board subsequently adopting, a new SERP effective as of July 1, 1998, which SERP is further discussed in this proxy statement on page 12.

      The Compensation Committee will continue to emphasize the Company's long-term performance and increases in shareholder value, will support a bonus incentive program based on the financial performance of the Company, and will offer meaningful and competitive retirement and supplemental benefits that are consistent with the Company's objective of rewarding and retaining key employees.

      The Cash Bonus Plan described in footnote (1) to the Summary Compensation Table on page 6 was adopted in 1989, and is similar to a plan in place for many years prior to 1989. Bonuses awarded under the Plan are discretionary. The Plan is structured in such a way that no bonus amount is accrued in any fiscal year unless earnings exceed a base amount equal to eight percent of shareholders' equity as of the beginning of the year.

CEO Compensation

      The compensation of the Chief Executive Officer is fixed by the full Board of Directors (other than the CEO), after considering recommendations of the Compensation Committee. The Committee reviews the performance of the CEO and makes recommendations consistent with the objectives, performance, and results mentioned above. The Committee engages and consults with outside compensation consultants, and considers overall competitive compensation arrangements of other automotive industry suppliers as well as a broad range of companies, some of which may not be comparable to the Company for Performance Graph purposes. However, because of the extremely competitive automotive markets served by the Company, the Committee does not specifically link remuneration of the CEO solely to quantitative measures of performance.

                                      4


      In determining the CEO's compensation, the Committee further considers the Company's improvement, on an operating basis, of its financial position, improvement in its financial structure, and improvement in shareholder value. As with the other executives, factors considered by the Committee in recommending the CEO's compensation to the full Board are generally subjective.

                                        Compensation Committee
                                        Thomas W. Butler, Jr.
                                        F. D. Tennent
                                        W. T. ZurSchmiede, Jr.

Compensation Committee Interlocks and Insider Participation

      One Member of the Committee, W.T. ZurSchmiede, Jr. is an officer of the Company and, the Committee Chairman, F.D. Tennent is a former officer. There are no "interlocks" as defined by the Securities and Exchange Commission.


                                      5


                             Executive Compensation

      The following table sets forth information with respect to the compensation paid by the Company during the Company's last three fiscal years to (i) the Chief Executive Officer of the Company and (ii) each of the four highest compensated executive Officers of the Company whose compensation exceeded $100,000.

                           Summary Compensation Table

                                                                                         Long-Term
                                                                                        Compensation
                                                        Annual Compensation                Awards
                                               --------------------------------------   ------------
                                                                                         Restricted
                                                                       Other Annual        Stock          All Other
    Name and Principal Position        Year    Salary    Bonus (1)   Compensation (2)    Awards (3)    Compensation (4)
    ---------------------------        ----    ------    ---------   ----------------   -------------  ----------------
W. T. ZurSchmiede, Jr.  ............   1999   $347,083   $310,600        $42,200             0             $21,471
  Chairman of the Board and Chief      1998    330,000    283,600         42,200             0              16,578
  Executive Officer, Chief             1997    301,250    275,000         42,200             0              14,857
  Financial Officer, Secretary and
  Treasurer
Thomas ZurSchmiede  ................   1999    342,083    310,600         46,114             0               3,101
  President and C.O.O.                 1998    325,000    283,600         43,160             0              39,009
                                       1997    296,250    275,000         43,160             0              30,177
Robert F. ZurSchmiede  .............   1999    283,833    310,600         42,409             0               3,221
  Vice President --                    1998    269,333    283,600         39,150             0              27,516
  Traverse City and                    1997    245,000    275,000         39,150             0              21,891
  Romulus Divisions
J. M. O'Brien  .....................   1999    283,833    310,600         44,428             0               2,982
  Vice President --                    1998    269,333    283,600         43,732             0              37,043
  Sales and Marketing                  1997    245,000    275,000         43,732             0              28,888
Jeffrey M. Harness  ................   1999    263,417    310,600         33,780             0               1,715
  Vice President -- Chelsea            1998    235,667    283,600         33,327             0              16,831
  and Brighton Divisions               1997    214,585    216,000         33,327             0              13,423

- ----------------
(1) A Cash Bonus Plan, the eligible participants in which are the Officers of the Company, was adopted for the fiscal year ended June 30, 1989, and has been in effect during each subsequent year. The bonus fund is subject to a discretionary award by the Board to those eligible participants recommended to the Board by the Salary Compensation Committee which receives a recommendation from the CEO and the President. Any accrued bonus fund not awarded may be carried forward for award in the current or subsequent years. Under the Plan, no allocation is made to the bonus fund in any fiscal year in which pre-tax earnings fail to exceed a base amount equal to eight (8%) percent of beginning of the year shareholders' equity. In any year that pre-tax earnings exceed the base amount, an allocation is made to the bonus fund calculated as a percentage of pre-tax earnings, the percentage being equal to the sum of one percent (1%) plus .04 of one percent (1%) for each $10,000 that pre-tax earnings exceed the base amount. The maximum percentage allowable is 9-1/2%. For the fiscal year ended June 30, 1999, the base amount was $3,742,413, the percentage allowance was 9-1/2%, and the fund allocation was $1,553,000, all of which was awarded by the Board. The Plan has been continued for the fiscal year to be ended June 30, 2000, with the base amount of pre-tax earnings required for allocation being increased to $4,170,244 as a result of a $5,347,880 increase in shareholders' equity. Pre-tax earnings is defined to exclude the effect of FAS 106.

(2) The amount shown for each officer in 1999 includes special payments to assist them in obtaining life insurance in lieu of the Company undertaking such expense directly, and gross-up payments for tax liabilities on such insurance premium payments, at each officer's effective tax rate, as follows: W. T. ZurSchmiede, Jr., $22,385 (premium), $19,815 (tax liability gross-up); J. M. O'Brien, $23,569 and $20,859; Jeffrey M. Harness, $18,427 and $15,353; Thomas ZurSchmiede, $24,694 and $21,420; and Robert F. ZurSchmiede, $23,134 and $19,275.

                                      6


(3) No restricted stock awards were made in the 1997, 1998, or 1999 fiscal years, and all previous awards have been earned out.

(4) The amounts shown consist of the Company-paid portion of premiums on term life insurance.



                                      7


Comparative Performance Graph

      The graph below compares the cumulative total shareholder return on the common stock of the Company for the last five fiscal years with the cumulative total return on the S&P 500 Index and a Peer Group over the same period (assuming initial investment of $100 in the Company's common stock, the S&P 500 Index and the Peer Group, and reinvestment of all dividends).

                    COMPARISON OF CUMULATIVE TOTAL RETURN
       ASSUMES INITIAL INVESTMENT OF $100 AND REINVESTMENT OF DIVIDENDS

                              [ Graph omitted ]

                               1994      1995      1996      1997      1998      1999
                               ----      ----      ----      ----      ----      ----
Federal Screw Works  ......   $100.00   $138.44   $169.35   $318.53   $350.56   $362.38
S&P 500 Index  ............   $100.00   $126.07   $158.85   $213.97   $278.50   $341.52
Peer Group (1)  ...........   $100.00   $122.25   $133.72   $147.47   $151.16   $183.40

(1) The Peer Group for the graph shown above includes Chicago Rivet & Machine Co., Penn Engineering & Manufacturing Corp., SPS Technologies, SPX Corp., Simpson Industries, Inc., Park Ohio Industries, Inc., and Hastings Mfg. Co.

    In determining the Peer Group, the Company selected primarily automotive suppliers, companies which may be considered generally comparable in size or larger, with similar labor markets, are direct or partial competitors to the Company, are primarily metal working companies, and companies with a steady record of earnings. The index is weighted based upon the beginning of period market capitalization values.

                                      8



Security Ownership of Certain Beneficial Owners

      The following table sets forth, as of September 1, 1999 (see footnotes), information with respect to beneficial ownership of the Company's common shares by any shareholder known to the Company to beneficially own 5% or more of the Company's outstanding common shares.

       Name and Address                   Amount and Nature       Percent
     of Beneficial Owner               of Beneficial Ownership   of Class
     -------------------               -----------------------   --------
Dimensional Fund Advisors Inc.    (1)          67,300              6.25%
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401

FMR Corp.                         (2)         108,800             10.1 %
82 Devonshire Street
Boston, Massachusetts 02109-3614

Robert F. ZurSchmiede             (3)          81,664              7.6 %

Hugh G. Harness                   (3)         105,222              9.8 %

W.T. ZurSchmiede, Jr.             (3)         132,726             12.3 %

Thomas ZurSchmiede                (3)          70,078              6.5 %

- ----------------
(1) On September 7, 1999, the Company received confirmation of their holding as of June 30, 1999 from Dimensional Fund Advisors Inc.

(2) On September 7, 1999, the Company received confirmation of their holding as of September 1, 1999 from FMR Corp.

(3) The Company's mailing address may be used. The Nature of Beneficial Ownership is set forth under Security Ownership of Management.

                                      9



Security Ownership of Management

      The following table sets forth the number of shares of the Company's common stock beneficially owned as of September 1, 1999 by each director, each officer named in the Summary Compensation Table, and directors and executive officers as a group.


                                                           Amount and Nature
                                                        of Beneficial Ownership    Percent
                                                        as of September 1, 1999   of Class
                                                        -----------------------   --------
Directors and Executive Officers who are Directors:
                                                                                    less
                                                                                    than
  Dr. Thomas W. Butler, Jr. .........................             1,200              1%
  Hugh G. Harness ...................................           105,222(1)          9.8%
                                                                                    less
                                                                                    than
  F. D. Tennent .....................................             1,000              1%
  W. T. ZurSchmiede, Jr. ............................           132,726(2)          12.3%
  Thomas ZurSchmiede ................................            70,078(3)          6.5%
  Robert F. ZurSchmiede .............................            81,664(4)          7.6%

Executive Officers who are not Directors:

  J. M. O'Brien .....................................            25,000             2.3%
    Vice President-Sales and Marketing of the Company
    since 1986; Vice President-General Sales Manager,
    1984 to 1986; General Sales Manager, 1982 to 1984,
    all of the Company.

  Jeffrey M. Harness ................................            29,558             2.7%
    Vice President and General Manager-Chelsea
    Division and Brighton Division of the Company
    since 1994; Vice President and General
    Manager-Chelsea Division, 1992 to 1994; General
    Manager-Chelsea Division, 1985 to 1992; Sales
    Manager-Chelsea Division, 1984 to 1985, all of the
    Company.

All Directors and Officers of the Company as a group.           435,048             40.4%

- ----------------
(1) Includes 19,728 shares as to which Mr. Harness has sole voting and investment power. Also includes 37,476 shares owned by Mr. Harness' wife, 22,118 shares owned by his children, 14,000 shares owned by a Trust for Descendants, and 1,000 shares owned by his mother, the beneficial ownership of which may be attributable to Mr. Harness, and 6,600 shares owned by the W. T. ZurSchmiede, Sr. Foundation, of which Mr. and Mrs. Harness and Mr. ZurSchmiede, Jr. comprise the three Trustees. Mr. Harness disclaims beneficial ownership of all but 19,728 shares owned by him and 4,300 shares owned jointly with Mrs. Harness. 6,600 of the shares attributed to Mr. Harness are also attributed to Mr. ZurSchmiede, Jr., who shares the related voting and investment power. Mr. Harness is Mr. ZurSchmiede, Jr.'s brother-in-law. The elimination of duplicate holdings reduces the percent of class to 9.2%.

(2) Includes 11,450 shares as to which Mr. ZurSchmiede has sole voting and investment power. Also includes 114,676 shares owned by Mr. ZurSchmiede's daughters and their spouses, individually and as custodian for grandchildren, and 6,600 shares owned by the W. T. ZurSchmiede, Sr. Foundation, of which he is a Trustee, the beneficial ownership of all of which may be attributable to Mr. ZurSchmiede. Mr. ZurSchmiede disclaims beneficial ownership of all but 11,470 shares owned by him. 6,600 of the shares attributed to Mr. ZurSchmiede are also attributed to Mr. Harness, who shares the related voting and investment power. The elimination of duplicate holdings reduces the percent of class to 11.7%.

                                     10


(3) Includes 65,278 shares as to which Mr. ZurSchmiede has sole voting and investment power. Also includes 4,800 shares held as co-trustee for a niece and nephews, which shares are also attributable to Robert F. ZurSchmiede, who shares the related voting and investment powers. Mr. ZurSchmiede disclaims beneficial ownership of all but 65,278 shares owned by him. Mr. ZurSchmiede is a son of W. T. ZurSchmiede, Jr. The elimination of duplicate holdings reduces the percentage of class to 5.6%.

(4) Includes 76,864 shares as to which Mr. ZurSchmiede has sole voting and investment power. Also includes 4,800 shares held as co-trustee for a niece and nephews, which shares are also attributable to Thomas ZurSchmiede, who shares the related voting and investment powers. Also includes 27,300 shares for which Mr. ZurSchmiede is custodian for his children, the beneficial ownership of which may be attributable to Mr. ZurSchmiede. Mr. ZurSchmiede disclaims beneficial ownership of all but 49,564 shares owned by him. Mr. ZurSchmiede is a son of W. T. ZurSchmiede, Jr. The elimination of duplicate holdings reduces the percentage of class to 6.7%.



Certain Relationships and Related Transactions

      Mr. Hugh G. Harness took early retirement as President and C.O.O. of the Company effective February 1, 1994. Mr. Harness agreed to perform consulting services for the Company for eight years with compensation for those services commencing in 1994 at $130,200, with annual reductions of $5,000 a year to $95,200 in 2001. Mr. Harness' monthly retirement supplement is $4,000, payable for 120 months, commencing at his retirement. Mr. Harness' participation in the Cash Bonus Plan was terminated.

Restricted Stock Bonus Plans

      The Board of Directors adopted a Restricted Stock Bonus Plan in 1979, and an Employee Restricted Stock Bonus Plan in 1983, for allocation of restricted shares of the Company's common stock to officers and other employees of the Company in recognition of their past contributions, and to encourage their future contributions, to the profitability of the Company. Allocations of restricted shares to individual employees are recommended to the Board by the Restricted Stock Bonus Committee, taking into consideration evaluations by management. Among the factors considered by the Committee are improvement in earnings, the Company's performance in relation to others in its field of business, the results of the particular Division of the Company in which an individual is employed, the performance of individual employees and such other factors as the Committee may deem relevant. The Plan is administered by the Restricted Stock Bonus Committee of the Board, none of the members of which are employees of the Company or eligible to receive such awards. No bonus shares were awarded during fiscal 1999. See further note 3 to the Summary Compensation Table, on page 6.

Retirement Supplement

      In 1986, W. T. ZurSchmiede, Jr. entered into an agreement with the Company pursuant to which he has earned supplemental retirement and death benefits by serving continuously in the Company's employment from that time until age 65. Supplemental retirement benefits under the agreement are payable monthly after Mr. ZurSchmiede's retirement for 120 months, but the Company may terminate such payments if Mr. ZurSchmiede fails or refuses to provide advice and counsel to the Company after retirement when reasonably asked to do so. The monthly benefit of $4,166 under the original agreement has been increased to $5,416 by amendment adopted by the Company in 1998. In the event of Mr. ZurSchmiede's death, his designated beneficiary is entitled to a supplemental death benefit equal to the balance of any unpaid monthly retirement benefits. All benefits have been charged to operations in prior years.

Salaried Pension Plan

      The Company maintains a Salaried Pension Plan, which covers all salaried employees. The remuneration covered by the qualified Plan is base salary only. The approximate years of credited service for the officers named in the Summary Compensation Table are: Robert F. ZurSchmiede, 21, Thomas ZurSchmiede, 18; J. M. O'Brien, 24; Jeffrey M. Harness, 19. Effective July 1, 1998, the maximum salary taken into account in calculating plan benefits is limited to $80,000, in order to comply with requirements of the Internal Revenue

                                     11



Code. Company contributions are computed on an actuarial basis which provides for fixed benefits in the event of retirement at a specific age or after a specified number of years of service. Contributions by the Company are, therefore, made to the Plan in the aggregate and the amount of the contribution, payment, or accrual in respect of a specified person is not and cannot readily be separately or individually calculated by the regular actuaries for the Plan.

      In addition, effective July 1, 1998, the Company established a Supplemental Executive Retirement Plan, (SERP) for the benefit of certain participants designated by the Compensation Committee. The SERP benefit is equal to the difference between the normal monthly benefit received under the Pension Plan and the unrestricted benefit. The unrestricted benefit is equal to the monthly pension benefit as determined under the qualified Pension Plan calculated using the average base and bonus compensation for the five highest paid plan years without regard to compensation limits.

      The following table illustrates representative retirement benefits at the maximum levels payable under the Salaried Pension Plan and the Supplemental Executive Retirement Plan for various earnings and credited service periods:

     Average
   Compensation
 During the Five
   Highest Paid          Annual Normal Retirement Benefits
  Plan Years (1)     For Years of Credited Service Indicated(2)
 ----------------    ------------------------------------------
                        15         20         25          30
                        --         --         --          --
   $ 80,000   ....   $ 22,800   $ 30,400   $ 38,000    $ 38,000
   $100,000   ....   $ 28,500   $ 38,000   $ 47,500    $ 47,500
   $200,000   ....   $ 57,000   $ 76,000   $ 95,000    $ 95,000
   $300,000   ....   $ 85,500   $114,000   $142,500    $142,500
   $400,000   ....   $114,000   $152,000   $190,000    $190,000
   $500,000   ....   $142,500   $190,000   $237,500    $237,500
   $600,000   ....   $171,000   $228,000   $285,000    $285,000
   $700,000   ....   $199,500   $266,000   $332,500    $332,500
   $800,000  .....   $228,000   $304,000   $380,000    $380,000
- ----------------
(1) The Compensation covered by the plans under which the benefits are summarized in the table above equals the sum of base salary and annual bonus payments, as reported in the Summary Compensation Table for the named executive officers for the last three fiscal years, and is equal to the average of such amounts during the highest paid five years of employment.

(2) Payable on a Life and 10 Year Certain basis. Life Only Option is not available under the Plan. For married participants, however, the form of benefit payment is the qualified 50% or 100% Joint and Survivor Annuity, unless another form is elected. Benefits are increased actuarially for late retirement. The benefit amounts set forth are not subject to any reduction for Social Security benefits.

401K Savings Plan

      The Company adopted, effective September 1, 1993, a 401(k) tax deferred savings plan. This plan is available to all eligible employees, including employees who are participants in the plan in accordance with their union contract. The plan is non-contributory, that is, the Company does not match any portion of the employees' contributions. The Company does, however, bear the costs of administering the plan, which are expected to be about $15,000 per year. Employees may contribute up to 20% of their annual compensation, but not more than the maximum amount permitted under the Internal Revenue Code. Comerica Bank is the Trustee of the plan. Contributions are invested in one or more of eighteen mutual funds, administered by Comerica Bank, as selected by each employee.

Relationship with Independent Public Accountants

      The Board of Directors has reappointed Ernst & Young as independent accountants to audit the financial statements of the Company for the current fiscal year. One or more members of the firm of Ernst & Young are expected to be present at the Annual Meeting of Shareholders, will be available to respond to appropriate questions, and will be afforded the opportunity to make a statement.

                                     12



Compliance With Section 16(a) of the Exchange Act

      Under Section 16(a) of the Securities Exchange Act of 1934, the Company's directors and its executive officers and persons who own more than ten percent of the Company's equity securities are required to report ownership of the Company's common stock and any changes in that ownership to the Securities and Exchange Commission and to furnish to the Company copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to the Company, and written representations of its directors and executive officers, the Company believes that during the fiscal year ended June 30, 1999 those filing requirements were met.

Concerning Other Matters Which May Come Before the Meeting

      At the meeting, reports will be received from the Officers of the Company relative to the operation, management and conduct of the Company during the fiscal year ended June 30, 1999, but it is not contemplated that there will be any vote in respect of any of said matters. Management is not aware of any other matters to be presented for action at the meeting. However, should any other matters requiring the vote of the Shareholders arise, the persons named in the enclosed form of Proxy will vote such Proxy according to their best judgment.

Proposals for 2000 Annual Meeting

      Shareholder proposals pursuant to Rule 14(a-8) promulgated under the Securities Exchange Act of 1934 must be received by the Company no later than May 31, 2000 in order to be included in the Company's Proxy Statement and Form of Proxy for that meeting. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to shareholders' proposals.

Concerning Expenses of Proxy Solicitation

      The cost of soliciting Proxies will be borne by the Company. Proxies may be solicited by mail, telegraph or telex, or by directors, officers and regular employees of the Company in person or by telephone. The Company has retained the services of Corporate Investor Communications, Inc. to assist in the distribution of Proxy materials and to solicit Proxies from banks, brokers and nominees at a cost not to exceed $4,500 plus reasonable out-of-pocket expenses. The Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding the Proxy Statement and the Annual Report to the beneficial owners of common stock of the Company.

      It is important that Proxies be returned promptly to assure that a quorum of the Company's shares be represented at the Annual Meeting. Shareholders who do not expect to attend the meeting in person are urged to execute and return, without delay, the enclosed form of Proxy in the enclosed, stamped envelope.

                                        By Order of the Board of Directors

                                           W. T. ZurSchmiede, Jr., Secretary

Detroit, Michigan
September 27, 1999

P.S. Although not a part of the Proxy soliciting material, a copy of the Company's Annual Report for the fiscal year ended June 30, 1999 is enclosed herewith.

                                     13




[ Form of Proxy -- Front ]

                             FEDERAL SCREW WORKS

The undersigned hereby constitutes and appoints H.G. Harness and W.T. ZurSchmiede Jr. or either of them, attorneys and proxies with full power of substitution to vote at the Annual Meeting of Shareholders of Federal Screw Works, to be held on Thursday, October 28, 1999, or at any adjournments thereof.

The shares represented by this proxy will be voted as directed. Unless authority is withheld, this proxy will be voted to elect as directors the nominees shown.

Discretionary authority is hereby conferred as to any other matters as may properly come before the meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders, the Proxy Statement dated September 27, 1999 and the Annual Report of Federal Screw Works to its shareholders for the year ended June 30, 1999. The undersigned ratifies all that the proxies or any of them or their substitutes may lawfully do or cause to be done by virtue hereof and revokes all former proxies.

                  PLEASE VOTE, DATE, AND SIGN ON REVERSE AND
                  RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

                          HAS YOUR ADDRESS CHANGED?

- ------------------------------------------------------------------------------
- ------------------------------------------------------------------------------
- ------------------------------------------------------------------------------







[ Form of Proxy -- Back ]

/ X /  PLEASE MARK VOTES
       AS IN THIS EXAMPLE

- ----------------------------------                                  !.   Election of Directors:
 FEDERAL SCREW WORKS                                                                                 For All  With-    For All
- ----------------------------------                                                                  Nominees  hold      Except
                                                                                                     /  /    /  /        /  /
                                                                                Thomas W. Butler, Jr.
                                                                                Robert F. ZurSchmiede

                                                                         NOTE: If you do not wish your shares voted "For" a
       CONTROL NUMBER:                                                   particular nominee, mark the "For All Except" box
                                                                         and strike a line through the nominee's name. Your
                                                                         shares will be voted for the remaining nominee.
       RECORD DATE SHARES:

                                                                    2.   To act in their discretion upon the transaction of
                                                                         such other business as may properly come before the
                                                                         meeting.


Please be sure to sign and date this Proxy.   Date ____________          Mark box at right if address change has been noted
                                                                         on the reverse side of this card.  /  /
Shareholder sign here ____________ Co-owner sign here _________

DETACH CARD                                                              DETACH CARD